UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 31, 2016

CANNASYS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54476	88-0367706
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

1350 17th Street, Suite 150
Denver, Colorado		80202
(Address of principal executive offices)		(Zip code)

Registrant's telephone number, including area code:		Phone: (720) 420-1290

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02—TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On March 31, 2016, CannaSys, Inc. ("CannaSys"), Luvbuds, LLC ("LuvBuds"), Brett Harris ("Harris"), and Tag Distributing LLC, doing business as Consigliere Inc. ("Consigliere"), entered into an Agreement of Termination, Compromise, Settlement and Mutual Release of Claims to resolve, compromise, settle, and dispose of and any and all disputes and claims that exist or may exist among them. The agreement, among other things: (1) terminates the Asset Purchase Agreement of December 17, 2015, among CannaSys, LuvBuds, and Harris; (2) terminates the Consulting Agreement of January, 24, 2016, between CannaSys and Consigliere; (3) confirms retention by Harris of the stock grant for 300,000 shares of CannaSys common stock; (4) confirms retention by Harris of the warrant to purchase 100,000 shares of CannaSys common stock; (5) assigns the 70% membership interest in LuvBuds from CannaSys to Harris, with Harris assuming the obligations and duties related thereto; and (6) assigns the acquired assets in LuvBuds from CannaSys to Harris. A copy of the agreement is attached to this 8-K as Exhibit

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following is filed as an exhibit to this report:

Exhibit Number*	Title of Document	Location

Item 10	Miscellaneous
10.37
Agreement of Termination, Compromise, Settlement and Mutual Release of Claims among CannaSys, Inc., Luvbuds, LLC, Brett Harris, and Tag Distributing LLC, doing business as Consigliere Inc. effective March 31, 2016
Attached
_______________________________________
*	All exhibits are numbered with the number preceding the decimal indicating the applicable SEC reference number in Item 601 and the number following the decimal indicating the sequence of the particular document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNASYS, INC.

Dated: April 4, 2016	By:	/s/ Michael A. Tew
Michael A. Tew, Chief Executive Officer